UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2024

Pulse Biosciences, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37744	46-5696597
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3957 Point Eden Way
Hayward, California 94545
(Address of Principal Executive Offices) (Zip Code)
510-906-4600
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.001 par value per share	PLSE	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Executive Officer Transition

The Board of Directors of Pulse Biosciences, Inc. (the “Company”) has appointed Burke T. Barrett as President and Chief Executive Officer of the Company and as a director, in each case effective as of May 12, 2024 (the “Start Date”).  In connection with his appointments, Mr. Barrett will also serve as the Company’s principal executive officer and principal financial officer.

Mr. Barrett succeeds Kevin P. Danahy, who was appointed as the Company’s Chief Commercial Officer, as of the Start Date, to lead the commercialization pilot program of the Company’s CellFX nsPFA Percutaneous Electrode System.

Prior to joining the Company, Mr. Barrett, age 60, was most recently Chief Executive Officer and President of CaridoFocus, Inc., where he held roles of increasing responsibility, from September 2005 to December 2022, and was part of the team that commercially launched, on a worldwide basis, a pioneering electrophysiology laser-balloon ablation device for the treatment of atrial fibrillation (“Afib”). Mr. Barrett began at CardioFocus as its Vice President of Regulatory and Clinical Affairs, where he was instrumental in securing PMA approval for its ablation device in 2016. Before joining CardioFocus, Mr. Barrett was Vice President of Clinical Operations at Cyberkinetics Neurotechnology Systems, Inc., from  2023 to 2025, and Vice President of Business and Technology Development at Cyberonics, Inc., from 1997 to 2002.  He began his career in Regulatory Affairs at Bausch & Lomb, Inc. in 1986. Mr. Barrett was also an active member of the FDA’s Circulatory System Medical Devices Advisory Panel for four years.

Mr. Barrett received a B.S. in Chemical Engineering and a B.A. in Chemistry from Syracuse University in 1985 and an M.B.A. from Kennesaw State University in 1992. He is the named co-inventor on over thirty issued U.S. patents. Mr. Barrett currently serves on the Board of Directors of VDI Technologies, Inc., a medical device company developing cardiac ventricular dyssynchrony detection technology.

There are no reportable family relationships or related party transactions (as defined in Item 404(a) of Regulation S-K) involving the Company and Mr. Barrett. Mr. Barrett was not selected to serve as the Company’s President or Chief Executive Officer, or as a member of the Company's Board of Directors, pursuant to any arrangement or understanding with any person.

Employment Agreement and Other Compensatory Arrangements

In connection with Mr. Barrett’s appointment as President and Chief Executive Officer, the Company and Mr. Barrett entered into an Employment Agreement, dated May 12, 2024 (the “Employment Agreement”), pursuant to which Mr. Barrett will serve as the Company’s President and Chief Executive Officer. The material terms and conditions of the Employment Agreement are summarized below.

Mr. Barrett’s Employment Agreement has no specific term and constitutes at-will employment. His current annual base salary is $525,000 and he is eligible for an annual target bonus equal to 70% of his annual base salary, subject to achievement of performance objectives set by the Company's Board of Directors. Mr. Barrett is also eligible to participate in employee benefit plans maintained from time to time by the Company of general applicability to other senior executives.

In connection with his appointment, the Company awarded Mr. Barrett stock options (the “Options”) to purchase up to 1,400,000 shares of the Company’s common stock, with an exercise price of $7.45 per share, the closing price of the Company’s common stock on May 10, 2024, the last trading day preceding Mr. Barrett’s employment start date and date of grant. The awards were made pursuant to the terms and conditions of the Company’s Amended and Restated 2017 Inducement Equity Incentive Plan and in accordance with the employment inducement award exemption provided by Nasdaq Rule 5635(c) and were therefore not awarded under the Company’s stockholder approved equity plan. The Options will have a ten-year term and will vest as follows:  Subject to certain accelerated vesting provisions as described in the Employment Agreement, (i) up to 50% of the option shares subject to the Options (equal to 700,000 option shares) will vest over four years as follows: 25% (equal to 175,000 option shares) will vest on the first anniversary of the Start Date and the remaining 525,000 option shares will vest in equal amounts on an annual basis over the three-year period starting with the first anniversary of the Start Date; and (ii) up to 50% of the option shares subject to the Start Date Option (equal to 700,000 option shares) will vest based upon the achievement of the following performance objectives: (i) 20% of the 50% (equal to 140,000 shares) will vest when the Company has had a market capitalization of not less than one billion dollars ($1.0B) for 270 consecutive days; (ii) 20% of the 50% (equal to 140,000 shares) will vest when the Company has had a market capitalization of not less than one billion five hundred million dollars ($1.5B) for 270 consecutive days; (iii) 20% of the 50% (equal to 140,000 shares) will vest when the Company has had a market capitalization of not less than two billion two hundred fifty million dollars ($2.25B) for 270 consecutive days; (iv) 20% of the 50% (equal to 140,000 shares) will vest when the Company has had a market capitalization of not less than three billion dollars ($3.0B) for 270 consecutive days; and (v) 20% of the 50% (equal to 140,000 shares) will vest when the Company has had a market capitalization of not less than four billion dollars ($4.0B) for 270 consecutive days.

If the Company terminates Mr. Barrett’s employment other than for “cause,” death, or disability or if he resigns for “good reason,” as defined in his Employment Agreement, then, subject to his execution of a release of claims in the Company’s favor and Mr. Barrett’s compliance with certain restrictive covenants set forth in his Employment Agreement, Mr. Barrett is entitled to receive (i) continuing payments of his then-current base salary for a period of three months following his termination of employment (or for a period of twelve months if his involuntary termination occurs either within the twelve month period following a “change of control,” as defined in the Employment Agreement, or within the first twelve months of his employment), less applicable withholdings, (ii) accelerated vesting as to that portion of his then outstanding and unvested options that would have vested had he remained an employee for twelve months following his termination date, or accelerated vesting of 100% of his unvested options if he is involuntarily terminated within twelve months following a Company “change of control,” as defined by his Employment Agreement, and (iii) reimbursement of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for Mr. Barrett and his respective dependents until the earlier of (A) Mr. Barrett or his eligible dependents become covered under similar plans, or (B) the date upon which Mr. Barrett ceases to be eligible for coverage under COBRA.

As defined in Mr. Barrett’s Employment Agreement, as amended, “cause” means Mr. Barrett’s (i) conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude, (ii) gross misconduct, (iii) unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom Mr. Barrett owes an obligation of nondisclosure as a result of Mr. Barrett relationship with the Company; (iv) willful breach of any obligations under any written agreement or covenant with the Company that is injurious to the Company; or (v) continued failure to perform his employment duties after Mr. Barrett has received a written demand of performance from the Company which specifically sets forth the factual basis for the Company’s belief that Mr. Barrett has not substantially performed his duties and has failed to cure such non-performance to the Company’s satisfaction within 30 business days after receiving such notice.

As defined in Mr. Barrett’s Employment Agreement, as amended, “good reason” means Mr. Barrett’s resignation within 30 days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Mr. Barrett’s express written consent: (i) the assignment to Mr. Barrett of any duties beyond the generally recognized scope of employment of a company chief executive officer or the reduction of Mr. Barrett’s duties or the removal of Mr. Barrett from his position and responsibilities as chief executive officer, either of which must result in a material diminution of Mr. Barrett’s authority, duties, or responsibilities with the Company in effect immediately prior to such assignment; provided, however, if Mr. Barrett is provided with an alternative executive type position within the Company or its subsidiaries at the same or better compensation as proved herein or that a reduction in duties, position or responsibilities solely by virtue of the Company being acquired and made part of a larger entity will not constitute “good reason”; (ii) a material reduction in Mr. Barrett’s base salary (except where there is a reduction applicable to the management team generally of not more than 10% of Mr. Barrett’s base salary); or (iii) a material change in the geographic location of Mr. Barrett’s primary work facility or location; provided, that a relocation of less than 50 miles from either Miami, Florida, or Hayward, California, will not be considered a material change in geographic location. Mr. Barrett will not resign for good reason without first providing the Company with written notice of the acts or omissions constituting the grounds for “good reason” within 90 days of the initial existence of the grounds for “good reason” and a reasonable cure period of not less than 30 days following the date of such notice and such grounds for “good reason” have not been cured during such cure period.

In the event any payment to Mr. Barrett pursuant to his Employment Agreement would be subject to the excise tax imposed by Section 4999 of the Code as a result of a payment being classified as a parachute payment under Section 280G of the Code, Mr. Barrett will receive such payment as would entitle him to receive the greatest after-tax benefit, even if it means that we pay him a lower aggregate payment so as to eliminate the potential excise tax imposed by Section 4999 of the Code.

Mr. Barrett has also entered into the Company’s standard inventions assignment, confidentiality and non-competition agreement and its standard indemnification agreement for officers and directors.

The forgoing description of the Employment Agreement is not complete and is subject to, and qualified in its entirety by, reference to the Employment Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated by reference herein.

2017 Inducement Equity Incentive Plan

During November 2017, the Company's Board of Directors adopted the Company's 2017 Inducement Equity Incentive Plan (the “Inducement Plan”) and reserved 1,000,000 shares of the Company’s common stock for issuance pursuant to equity awards granted under the Inducement Plan. The Inducement Plan was adopted without stockholder approval. The Inducement Plan has a 10-year term and provides for the grant of equity-based awards, including non-statutory stock options, RSUs, restricted stock, stock appreciation rights, performance shares, and performance units, and its terms are substantially similar to the Company’s 2017 Equity Incentive Plan, including with respect to treatment of equity awards in the event of a “merger” or “change in control,” as defined under the Inducement Plan. Options issued under the Inducement Plan may have a term up to ten years and have variable vesting provisions. Equity-based awards issued under the Inducement Plan are only issuable to individuals who are not already employed by the Company as an inducement material to their entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c).

In May 2021, the Board approved an amendment to the Inducement Plan to reserve an additional 1,000,000 shares of the Company’s common stock for issuance pursuant to the Inducement Plan. And, in March 2024, the Board approved a second amendment to the Inducement Plan to reserve an additional 2,000,000 shares of the Company’s common stock for issuance pursuant to the Inducement Plan. As of March 31, 2024, there were 3,249,126 shares of common stock available for issuance under the Inducement Plan.

Complete copies of the Inducement Plan, as amended to date, and the current forms of stock option grant notice and stock option agreement are filed herewith as Exhibits 10.2 and 10.3, respectively.

Amendments to Other Employment Agreements

As of the Start Date, the Company’s Chief Commercial Officer, Kevin P. Danahy, and the Company’s Chief Technology Officer, Darrin R. Uecker, changed their existing employment agreements by written amendment (the “Amendments”) so that each will receive salary continuation for three months, rather than for twelve months, following an involuntary termination without cause, or for twelve months if the involuntary termination occurs within the twelve month period following a Change of Control, as defined by their employment agreements. Mr. Danahy’s Amendment also confirms his new role as Chief Commercial Officer and updates the definition of “Good Reason” in his Employment Agreement accordingly. There were no other changes to their employment agreements.

The forgoing description of the Amendments is not complete and is subject to, and qualified in its entirety by, reference to the Amendments, copies of which are filed with this Current Report on Form 8-K as Exhibit 10.4 and Exhibit 10.5, respectively, and the terms of which are incorporated by reference herein.

Item 8.01	Other Events.

On May 14, 2024, Pulse Biosciences, Inc. (the “Company”) issued a press release announcing the appointment of Burke T. Barrett as President and Chief Executive Officer as the appointment of Kevin P. Danahy as Chief Commercial Officer.  A copy of the Company’s press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement
10.2	Pulse Biosciences, 2017 Inducement Equity Incentive Plan
10.3	Form of Stock Option Grant Notice and Stock Option Agreement under 2017 Inducement Equity Incentive Plan
10.4	Fourth Amendment to Employment Agreement, dated May 12, 2024, by and between Pulse Biosciences, Inc. and Kevin Danahy
10.5	Fifth Amendment to Employment Agreement, dated May 12, 2024, by and between Pulse Biosciences, Inc. and Darrin Uecker
99.1	Press Release issued by Pulse Biosciences, Inc. dated May 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PULSE BIOSCIENCES, INC.

Date: May 15, 2024	By:	/s/ Burke T. Barrett
Burke T. Barrett
President and Chief Executive Officer (Principal Executive and Principal Financial Officer)